Exhibit 24.1

POWERS OF ATTORNEY FOR INMARSAT FINANCE PLC

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew Sukawaty and Alison Horrocks, and each of them, his attorneys-in-fact, each with full power of substitution for him in any and all capacities, to sign the Form F-4 Registration Statement, including any and all pre-effective and post-effective amendments, to sign an abbreviated Registration Statement filed pursuant to Rule 462(b) of the Securities Act, to file such Registration Statements and any and all amendments thereto, with exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission and do all such other things and acts in connection therewith, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

THIS Power of Attorney is executed as a deed and is delivered on May 21, 2004.  It shall be irrevocable for one year from the date hereof.

EXECUTED as a deed:

/s/ ANDREW SUKAWATY
by:	Andrew Sukawaty
Chief Executive Officer and
Chairman
(principal executive officer)

in the presence of:

	/s/ ALISON HORROCKS	Signature of witness

	A Horrocks	Name of witness

	99 City Road	Address of witness

London EC1Y 1AX

/s/ RAMIN KHADEM
by:	Ramin Khadem
Chief Financial Officer and
Executive Director
(principal accounting officer)

in the presence of:

	/s/ ELIZABETH POTTER	Signature of witness

	E V Potter	Name of witness

	92A Hadleigh Rd	Address of witness

Leigh-on-Sea Essex SS9 2LZ

/s/ MICHAEL BUTLER
by:	Michael Butler
Managing Director and
Executive Director

in the presence of:

	/s/ ELIZABETH POTTER	Signature of witness

	E V Potter	Name of witness

	92A Hadleigh Rd	Address of witness

Leigh-on-Sea Essex SS9 2LZ